EXHIBIT 32.1

APACHE CORPORATION

Certification of Chief Executive Officer

and Chief Financial Officer

I, John J. Christmann IV, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the annual report on Form 10-K of Apache Corporation for the period ending December 31, 2015, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. §78m or §78o (d)) and that information contained in such report fairly represents, in all material respects, the financial condition and results of operations of Apache Corporation.

/s/ John J. Christmann IV
By:	John J. Christmann IV
Title:	Chief Executive Officer and President
(principal executive officer)

Date: February 26, 2016

I, Stephen J. Riney, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the annual report on Form 10-K of Apache Corporation for the period ending December 31, 2015, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. §78m or §78o (d)) and that information contained in such report fairly represents, in all material respects, the financial condition and results of operations of Apache Corporation.

/s/ Stephen J. Riney
By:	Stephen J. Riney
Title:	Executive Vice President and Chief Financial Officer
(principal financial officer)

Date: February 26, 2016